EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 22, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (May 2011 – April 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.07%	-2.21%	1.81%	-9.73%	-3.18%	-6.21%	-0.88%	-6.21%	10.29%	-28.70%	-0.57	-0.76
B**	-2.08%	-2.25%	1.61%	-10.31%	-3.77%	-6.79%	-1.55%	-6.79%	10.30%	-30.75%	-0.63	-0.83
Legacy 1***	-2.03%	-2.08%	2.47%	-7.75%	-1.18%	-4.17%	N/A	-4.17%	10.19%	-23.67%	-0.37	-0.54
Legacy 2***	-2.04%	-2.10%	2.39%	-7.97%	-1.36%	-4.41%	N/A	-4.41%	10.19%	-24.38%	-0.39	-0.56
Global 1***	-2.42%	-2.42%	2.54%	-7.81%	-0.84%	-3.59%	N/A	-3.59%	10.16%	-21.86%	-0.31	-0.47
Global 2***	-2.44%	-2.44%	2.52%	-7.97%	-1.02%	-3.80%	N/A	-3.80%	10.17%	-22.45%	-0.33	-0.49
Global 3***	-2.50%	-2.57%	2.00%	-9.50%	-2.61%	-5.39%	N/A	-5.39%	10.20%	-26.24%	-0.49	-0.68

S&P 500 Total Return Index****	0.53%	1.65%	3.02%	2.48%	11.72%	11.29%	7.04%	11.29%	12.19%	-16.26%	0.94	1.56
Barclays Capital U.S. Long Gov Index****	-2.33%	-1.28%	6.68%	4.65%	4.26%	8.84%	7.96%	8.84%	11.51%	-15.54%	0.79	1.43

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	21%					23%
Energy	4%	Short	Natural Gas	1.3%	Short	4%	Short	Natural Gas	1.5%	Short
			Brent Crude Oil	1.0%	Long			Brent Crude Oil	1.1%	Long
Grains/Foods	9%	Long	Soybeans	2.1%	Long	10%	Long	Soybeans	2.3%	Long
			Corn	1.3%	Long			Corn	1.4%	Long
Metals	8%	Long	Gold	2.1%	Long	9%	Long	Gold	2.3%	Long
			Silver	2.1%	Long			Silver	2.3%	Long
FINANCIALS	79%					77%
Currencies	23%	Short $	Japanese Yen	4.0%	Long	22%	Short $	Japanese Yen	4.3%	Long
			Australian Dollar	3.7%	Long			Australian Dollar	4.0%	Long
Equities	25%	Long	S&P 500	5.3%	Long	24%	Long	S&P 500	6.1%	Long
			Nasdaq	3.9%	Long			Nasdaq	4.1%	Long
Fixed Income	31%	Long	Bunds	4.8%	Long	31%	Long	Bunds	5.1%	Long
			U.S. 10-Year Treasury Notes	3.6%	Long			U.S. 10-Year Treasury Notes	4.0%	Long

Market Commentary (Largest price movements within each sector)
Sector/Market
Energy
Oil prices rose for the third straight week amid higher demand and signs that U.S.  production will continue to decrease. Domestic oil and natural gas rigs dropped to the lowest levels since November 2009.

Grains/Foods	Soybean markets reached their highest prices since July due to concerns about adverse weather in South America. Wheat futures plunged the most in three years as winter-crop concerns eased in the U.S.
Metals	Copper and silver rallied on hopes of stronger demand from China. Gold was unchanged as the U.S. dollar gained strength and bond prices fell.
Currencies
The U.S. dollar continued to rally against the Japanese yen and made its strongest weekly move against the yen since October 2014.   This followed reports that suggested the Bank of Japan may consider expanding its negative rate policy and may start incentivizing banks to borrow its cash.

Equities
Equity markets were down primarily due to high-profile earnings disappointments from Microsoft and Google.  Earnings season is in full swing with over 800 companies reporting this week and expectations of barely positive year-over-year earnings growth.

Fixed Income
Domestic fixed income markets moved lower for a second week as yields rose on reduced demand and shifting expectations about rate hikes.  U.S. Federal Reserve policymakers are expected to hold interest rates steady when they meet this week, but may tweak their description of the economic outlook, increasing the likelihood of rate increases in the near future.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.